UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2012

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	1-32532 (Commission File Number)	20-0865835 (IRS Employer Identification No.)

50 E. RiverCenter Boulevard P.O. Box 391 Covington, Kentucky (Address of principal executive offices)	41012-0391 (Zip Code)

(859) 815-3333
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant

On August 7, 2012, Ashland Inc. (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee, in connection with the Company’s issuance of $500 million aggregate principal amount of its 4.750% Senior Notes due 2022 (the “New Notes”).  The New Notes are unsecured, unsubordinated obligations of the Company, and will mature on August 15, 2022.

The proceeds of the offering of the New Notes, together with available cash, were used to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with the Company’s purchase of approximately $572 million aggregate principal amount of the Company’s 9.125% Senior Notes due 2017 (the “Old Notes”) pursuant to its cash tender offer for any and all of the Old Notes.

The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal, premium, if any, and accrued but unpaid interest on all the New Notes, and include: non-payment of principal or interest; non-performance of covenants and obligations; default on other material debt; and bankruptcy or insolvency. The New Notes are not otherwise required to be repaid prior to maturity, although they may be redeemed at the option of the Company at any time prior to their maturity at the prices specified in the Indenture.

The New Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

On August 7, 2012, the Company and the initial purchasers of the New Notes entered into a registration rights agreement (the “Registration Agreement”) regarding the New Notes pursuant to which the Company agreed, among other things, and subject to certain restrictions and conditions, to file a registration statement under the Securities Act to permit either the exchange of the New Notes for registered notes having terms substantially identical to those of the New Notes (except that the registered notes will not be subject to restrictions on ownership and transfer) or, in the alternative, the registered resale of the New Notes.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Indenture and the New Notes is qualified in their entirety by reference to such exhibit.

The Registration Agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference. The description of the Registration Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee, relating to the $500 million aggregate principal amount of 4.750% Senior Notes due 2022 of Ashland Inc.

4.2
Registration Rights Agreement, dated as of August 7, 2012, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the several Initial Purchasers, relating to the $500 million aggregate principal amount of 4.750% Senior Notes due 2022 of Ashland Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

Date: September 21, 2012	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee, relating to the $500 million aggregate principal amount of 4.750% Senior Notes due 2022 of Ashland Inc.

4.2
Registration Rights Agreement, dated as of August 7, 2012, between Ashland Inc. and Citigroup Global Markets Inc., as representative of the several Initial Purchasers, relating to the $500 million aggregate principal amount of 4.750% Senior Notes due 2022 of Ashland Inc.